CONFIDENTIAL TREATMENT

INTERNATIONAL COAL GROUP, INC. HAS REQUESTED THAT THE

MARKED PORTIONS OF THIS DOCUMENT BE ACCORDED

CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE

SECURITIES EXCHANGE ACT OF 1934

Exhibit 10.35

LOADOUT LLC

TO

ELK RIDGE, INC.

PREPARED: JULY 7, 2005

LESSOR: LOADOUT LLC

LESSEE: ELK RIDGE, INC.

DATE OF LEASE: JULY 7, 2005

TABLE OF CONTENTS TO COAL FACILITY LEASE AND OPERATING AGREEMENT

ARTICLE (1):	TERM AND NATURE OF AGREEMENT	2

ARTICLE (2):	FACILITY OPERATIONS	4

ARTICLE (3):	PAYMENTS	8

ARTICLE (4):	RELATIONSHIP OF PARTIES	10

ARTICLE (5):	INDEMNIFICATION AND INSURANCE	10

ARTICLE (6):	REPRESENTATIONS AND WARRANTIES	13

ARTICLE (7):	DEFAULT AMD TERMINATION	14

ARTICLE (8):	PROHIBITION AGAINST ASSIGNMENT, SUBCONTRACTING AND TRANSFER OF OWNERSHIP	17

ARTICLE (9):	CONTRIBUTIONS, TAXES, FEES AND LICENSES	18

ARTICLE (10):	DISPUTE SETTLEMENT AND ARBITRATION	18

ARTICLE (11):	MISCELLANEOUS	20

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COAL FACILITY LEASE AND OPERATING AGREEMENT

THIS COAL FACILITY LEASE AND OPERATING AGREEMENT (this “Agreement”), is made and entered into this 7th day of July, 2005, by and between LOADOUT LLC, a Delaware limited liability company (“Lessor”), and ELK RIDGE, INC., a Kentucky corporation (“Lessee”) .

WITNESSETH:

WHEREAS, Lessor is the owner of a coal facility more particularly described on Exhibit A attached hereto, and roughly five miles of trackage, located on Caney Creek in Knott and Floyd Counties, Kentucky near the community of Wayland, Kentucky, all as more particularly identified on the map attached hereto as Exhibit B (the “Facility”); and

WHEREAS, Lessor intends to lease the Facility to Lessee pursuant to this Agreement;

WHEREAS, Lessor and CSX Transportation (“CSXT”) have entered into an agreement to authorize the rehabilitation of a rail siding connected to the CSXT railway to facilitate service to Lessee by providing rail service to the Facility, and Lessee shall enter into a Service Agreement (the “Service Agreement”) with CSXT regarding rail service to the Facility; and

WHEREAS, Lessee intends to utilize the Facility to load coal mined from the properties of Penn Virginia Operating Co., LLC, an affiliate of Lessor (“Affiliate Coal”), as well as coal mined from properties of others (“Adverse Coal”) into trains for transportation to market via the CSXT rail transportation system.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and intending to be legally bound, the parties hereto agree as follows;

ARTICLE I—TERM AND NATURE OF AGREEMENT

Section 1.1—Lease of Facility. That for and in consideration of the sum of [    *    ] cash in hand paid by Lessee unto Lessor, the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the minimum rentals and shipment royalties to be paid by Lessee to Lessor as hereinafter stipulated, and of the covenants, provisions, stipulations and agreements hereinafter contained on part of Lessee to be kept, performed and observed, Lessor hereby exclusively leases to Lessee, and Lessee hereby leases from Lessor, the Facility for the purposes of handling, preparing, storing, blending, loading and/or shipping certain coal mined by Lessee or others and certain coal designated by Lessor, from time to time, subject to and upon the terms and conditions set forth in this Agreement.

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Section 1.2—Ingress and Egress. Lessor hereby grants to Lessee the non-exclusive right of ingress and egress to and from the Facility over existing roadways, or extensions thereof, located on property owned or controlled by Lessor and/or its affiliates as shown on Exhibit B attached hereto. All of such roadways and extensions thereof shall for purposes of this Agreement be considered part of the “Facility” as defined above. Such rights of ingress and egress are granted only to the extent Lessor has the right to grant the same. Lessor and Lessee agree to cooperate with each other and any other persons with the right to use the roadways, or extensions thereof, to coordinate and plan the use of the roads so as to minimize the interference with each other’s operations. The cost of maintaining and repairing the roadways or extensions thereof used for ingress and egress to and from the Facility shall be shared on a pro-rated basis by Lessor, Lessee and any other persons with the right to use such roadways or extensions thereof.

Section 1.3—Term. This Agreement will take effect as of                      2005, and shall continue for an initial period of ten (10) years (“Initial Term”) . If Lessee is in compliance with all terms and conditions of this Agreement and Lessee, together with any of its owners or other affiliated entities, is in compliance with all terms and conditions of any additional lease or other agreement in effect with 3. Lessor at the time of the expiration of the Initial Term, then Lessee may renew this Agreement, subject to the same terms and conditions herein stated, for an additional five (5) year term by giving Lessor written notice of Lessee’s intention to renew this Agreement at least three (3) months prior to expiration of the Initial Term.

Section 1.4—Investigation of Facility. Lessee acknowledges that it has full and complete responsibility for making its own independent inspection, investigation and evaluation of the Facility (including, without limitation, roadways and extensions thereof) to determine existing conditions, limitations of the areas involved, equipment necessary to conduct and complete operations, and laws affecting performance hereunder. Lessor makes no implied or express warranty or representation whatsoever

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concerning the Facility, and Lessee covenants and agrees that no representations or warranties whatsoever, express or implied have been made by or on behalf of Lessor or its employees, agents or representatives regarding the Facility (including, without limitation, roadways and extensions thereof), its condition, its fitness for a particular purpose, the use or operation that may be made thereof or the income that may be derived therefrom. Lessor shall in no event assume or be liable for any loss Lessee under this Agreement. Lessor does not assume responsibility or liability for the present or future condition of the Facility (including, without limitation, roadways and extensions thereof), and Lessor shall not be liable to Lessee for any damage to or destruction of the Facility (including, without limitation, roadways and extensions thereof) or Lessee’s property or the property of any other person which occurs within, on or at the Facility (including, without limitation, roadways and extensions thereof).

ARTICLE II—FACILITY OPERATIONS

Section 2.1—Maintenance. Except as expressly otherwise set forth below for those certain items set forth on Exhibit C attached hereto, Lessee shall, at all times during the term hereof, including, without limitation, any idle times or times when the Facility is not in active operation, and at its sole cost and expense, maintain and keep secure the Facility and the structures, fixtures and equipment situated thereon, and make all repairs thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, so as to keep the Facility and the structures, fixtures and equipment thereon in a general condition equal to or exceeding the condition existing at the date on which the Facility is fully operational, subject to normal wear and tear. All repairs, replacements and renewals shall be equal in quality and class to the original work. Lessor shall not be required to maintain, alter, repair, rebuild or replace the Facility or any of the structures, fixtures and equipment thereon, or any of the roadways or rail trackage in any way; provided, however, that Lessor does agree that for a one (1) year period beginning on the date the Facility is first available for operation, it will repair or replace those certain used major component parts listed on Exhibit C that it has provided for the Facility, unless the need for repair or replacement is due to Lessee’s negligence (such as failing to do routine maintenance, lubrication, etc.) . All repairs, replacements and renewals shall immediately become and shall remain the property of Lessor and shall be part of the Facility. Lessee shall obtain prior written approval of Lessor

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before commencing any maintenance or replacement activities that are not in the ordinary course of business, or before constructing any additional structures, fixtures and equipment at the Facility. The Facility is and shall remain the property of Lessor.

Section 2.2—Expenses of Operations. Any and all costs, expenses and liabilities accruing or resulting from Lessee’s operations at the Facility, including, without limitation, security during non-operating hours, shall be borne solely by Lessee.

Section 2.3—Method of Operations. Lessee shall conduct its operations at the Facility in a careful, skillful and workmanlike manner in accordance with recognized modern methods and practices so as to secure the most efficient handling, blending and shipping of coal as possible, and in compliance with all applicable federal, state and local laws, regulations and ordinances, as well as the Service Agreement. Lessee shall be solely responsible for the scheduling of rail cars and other communication with CSXT for the providing of rail cars and railroad services to the Facility and shall be solely responsible for all charges related to such rail cars and services provided by CSXT or others.

Section 2.4—Handling and Shipping of Coal to Lessor. Subject to (i) the delivery of coal to the Facility, (ii) reasonable coordination of such coal with Lessee’s delivery and shipping schedules and (iii) events beyond the reasonable control of Lessee, Lessee shall prepare, handle and/or blend and/or load and ship coal designated by Lessor from time to time at the Facility. Lessee shall make the same payments under Article III of this Agreement to Lessor for such coal designated by Lessor from time to time and shipped from the Facility as it does for other coal shipped from the Facility. Lessee shall be entitled to charge a shipment fee that does not exceed its [    *    ] from the entity requesting shipment of the coal designated by Lessor. Lessee shall operate the Facility so as to give reasonable priority to all such coal designated by Lessor from time to time, and Lessee shall handle and/or blend and/or load and ship such coal designated by Lessor from time to time so as to achieve the required specifications and shipping schedules for such coal, provided that such requirement does not unreasonably interfere with Lessee’s operations.

Section 2.5—Refuse Disposal. Lessee shall dispose of all refuse produced or generated at the Facility promptly in

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accordance with all federal, state and local laws, regulations and ordinances, including, without limitation, all associated reclamation responsibilities in the permitted disposal areas. Lessor shall have no obligations or responsibilities to provide any land or property for a refuse disposal site and all such disposal obligations and responsibilities shall be fulfilled by Lessee at its sole cost and expense.

Section 2.6—Electric Power, Telephone Service and Utilities. Lessee shall, at its sole cost and expense, be responsible for all electricity used at the Facility and for all charges for telephone service and other utilities and shall maintain electric power, telephone service and such other utilities thereto. Upon Lessor’s request, at the expiration or termination of this Agreement, Lessee shall promptly assign to Lessor such of Lessee’s rights under any agreements that exist between Lessee and the power company or any other utility providing service to the Facility.

Section 2.7—Inspection. Lessor shall have the right to inspect the Facility and the work performed thereon by Lessee at any and all reasonable times.

Section 2.8—Permits and Bonds. Lessee shall diligently work to obtain the transfer of all of the permits shown on Exhibit D (collectively, the “Permits”) into Lessee’s name as soon as can practicably be done after notice from Lessor, at Lessee’s expense. Lessee agrees to substitute its bonds for the Permits. Lessee shall be responsible for obtaining all other permits, bonds, licenses and other agreements required for it to operate the Facility.

In the event that Lessee does not (i) transfer of all of the Permits into its name and acquire bonds for the Permits within ninety (90) after notice from Lessor or (ii) obtain all other permits, bonds, licenses and agreements required to operate the Facility as soon as practicable, but in no event later than one hundred eighty (180) days from the date of the execution of this Agreement, then Lessor may, at its option, terminate this Agreement by serving written notice thereof to Lessee. If, however, Lessee has been diligent in its efforts to have the Permits transferred and the transfer of the Permits is being held up through no fault of Lessees, then Lessor will give this due consideration. During the period when Lessee is operating the Facility prior to the transfer of the Permits, Lessee shall be bound by all terms and conditions of the Permits and their bonds, maintain responsibility and liability therefore, perform all work

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in accordance therewith and pay all fines, fees and assessments issued with regard to the Permits. Lessee shall also file all reports and notices necessary to maintain the Permits, properly establish and serve notice of its exclusive responsibility for the Facility’s operation and properly establish its exclusive responsibility for the health and safety of Lessee’s employees.

Upon the expiration, termination or cancellation of this Agreement, Lessor may elect to (i) require Lessee to transfer to Lessor or Lessor’s designee any and all permits and licenses, including the Permits and the Service Agreement, that Lessee holds for the Facility, without payment therefore, such transfers to be made at the expense of Lessor, (ii) require Lessee to complete its reclamations obligations under the Permits after Lessor has had 180 days to remove such of the Facility as it may elect to recover, or (iii) require Lessee to immediately commence reclamation activities, including the removal of the Facility as required to be removed under the Permits, with salvage proceeds of the Facility going to Lessee to offset any costs associated therewith. Upon election (i) above, Lessee shall promptly take all actions and execute all agreements and instruments necessary to transfer the Permits. The above notwithstanding, Lessor acknowledges that if this Agreement terminates or expires and Lessor either operates the Facility itself, or leases or contracts the Facility to a third party, then Lessee would not be expected to retain the Facility permits in its name. Upon the transfer of such permits and licenses to Lessor or its designee, any bonds of Lessee shall be replaced.

Section 2.9—Compliance With Laws; Environmental Obligations. Lessee covenants and agrees that in connection with its operations and related activities at the Facility under this Agreement it will comply with any and all federal, state and local laws now enacted or which may be hereinafter enacted and any and all rules, regulations and orders promulgated thereunder governing Lessee’s operations on or with respect to the Facility. In addition to all other obligations of Lessee set forth elsewhere in this Agreement, Lessee hereby agrees to indemnify, defend and hold Lessor and other assigns of Lessor harmless from and against all liability in any way arising out of, connected with or related to the non-compliance by Lessee with any law, rules, regulation or order governing Lessee’s operations on or with respect to the Facility,, Copies of all permits, inspection reports, notices to comply, compliance, non-compliance or other orders issued by any governmental authority shall, upon request, be made available by Lessee to Lessor for inspection and copying. It is expressly understood and agreed that the covenants,

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obligations and agreements of Lessee as provided in this Section 2.9 shall survive the cancellation, forfeiture, expiration or termination of this Agreement.

Without limitation of the foregoing, Lessee recognizes the importance of environmental protection and the necessity for proper ecological balance and, to further these objectives, Lessee agrees to conduct with utmost caution all of its operations under this Agreement, for the purpose of, as nearly as possible, preserving or improving conditions as they previously existed by minimizing any adverse alteration of the topography and interfering with, polluting, or impeding water courses as little as possible. Lessee further agrees, in order to promote these objectives, that at the expiration or termination of this Agreement, and in addition to all other terms and conditions thereof, it will leave the Facility in a clean and sanitary condition, free of debris, and shall be responsible for compliance with all environmental laws and regulations now in effect or hereafter enacted affecting the Facility (including retroactive regulations) or any activity carried on by Lessee thereon, regardless of whether any such laws or regulations impose liability of such condition or activity on Lessor as owner of the Facility.

ARTICLE III—PAYMENTS

Section 3.1—Minimum Rental and Shipment Royalty.

a. During the term of this Agreement, on or before the 25th day of each month, on account of the previous month, Lessee shall pay to Lessor by wire transfer of immediately available federal funds to such account as Lessor may designate, or to such other account or by other method as Lessor may from time to time designate, the greater of (i) a shipment royalty (a “Shipment Royalty”) equal to (x) [    *    ] per ton on each and every ton of Affiliate Coal and Adverse Coal shipped through the Facility during such previous month plus (y) [    *    ] per ton on each and every ton of coal owned by [            *            ] shipped through the Facility in accordance with the Throughput Agreement dated as of the date hereof between [            *            ] and Lessee during such previous month or (ii) a monthly minimum rental equal to [    *    ] (the “Monthly Minimum Rental”). The Monthly Minimum Rental shall be first due and payable on the 25th day of the fourth month following the operational date of the Facility.

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b. Each month’s Shipment Royalty shall be credited against the Monthly Minimum Rental so that no minimum Monthly Minimum Rental shall be due for any month where the Shipment Royalty equals or exceeds the Monthly Minimum Rental. In any month where the Shipment Royalty falls short of the Monthly Minimum Rental, the difference between the Monthly Minimum Rental paid and the Shipment Royalty due for that month shall be credited to Lessee’s account for subsequent months. Lessee shall then have the right to ship, without paying any Shipment Royalty, such quantities of coal as would produce, at the royalty rates prevailing at that time, a Shipment Royalty equal to that credit. In no event will Lessee pay less during any month than the Monthly Minimum Rental. The right of recoupment may be exercised at any time during the period which includes the calendar year during which the payment is made plus the following calendar year. However, the right of recoupment shall expire upon the expiration or termination of this Agreement.

Section 3.2—Records Relating to Payments; Reports; Audits. Lessee shall send appropriate documentation and records with each payment to Lessor showing shipping records, weights, customers, calculation methods utilized and any other information requested by Lessor. Lessee shall keep accurate and correct books of accounting and records showing, without limitation: (a) all Affiliate Coal and Adverse Coal shipped from the Facility; and (b) all coal designated from time to time by Lessor shipped from the Facility. Such books and records shall be available for inspection by Lessor and its representatives at the offices of Lessee at all times during regular business hours for the purpose of auditing and verifying the information sent along with payments from Lessee to Lessor.

Section 3.3—Determination of Weights. The weights of coal prepared, handled, blended, loaded and/or shipped from the Facility hereunder shall be determined by printouts of weights generated automatically at the Facility as part of the Facility’s certified batch load capabilities or certified truck scales in the case where coal is trucked out of the Facility. Lessee agrees to transmit to Lessor this information within three business days after the end of each calendar month. Lessee shall be responsible for maintaining copies of all such records of weights and keeping the batch load out calibrated and maintained at all times in proper operating order. Lessor reserves the right at all normal business times to observe the weighing of coal at the Facility and the development of printouts of such weights. Lessor shall have the right to request calibration of such weighing system from time to time during the term of this

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Agreement, and Lessee shall maintain the weighing system in accordance with ASTM standards and all other standards for measurement set out by the railroad companies for intestate commerce.

ARTICLE IV—RELATIONSHIP OF PARTIES

Section 4.1—Independent Contractor. It is expressly agreed and understood that Lessee shall perform all work arising from or relating to this Agreement as an independent contractor. Lessee shall exercise exclusive direction and control over its work force and labor relations policies and direct the manner, method and mode of performance in all other aspects of all work arising from or relating to this Agreement by Lessee. Lessee shall not represent or hold itself out as an affiliate, subsidiary, partner, joint venturer, representative or agent of Lessor.

Section 4.2—Labor Relations. Lessee shall exercise complete and exclusive control over and responsibility for all aspects of hiring, employment, supervision, direction, hours, working conditions, compensation, discipline and discharge for all individuals engaged to carry on work arising from or relating to operations to be performed under this Agreement. Lessee shall comply with all present and future federal, state and local ordinances, rules and regulations pertaining to the duties and obligations arising out of the employer/employee relationship, including, but not limited to, unemployment compensation, social security, withholding taxes, state workers’ compensation, wage and hours laws, wage payment and collection laws, federal and state safety laws, occupational disease compensation and all other applicable rules and regulations promulgated under such laws. Lessee shall maintain supporting records showing evidence of its compliance with the requirements set out in this Section 4.2, make records available to Lessor for inspection upon request, and certify to Lessor on a quarterly basis in writing that it has complied with this Section 4.2.

ARTICLE V—INDEMNIFICATION AND INSURANCE

Section 5.1—Indemnification.

(a)  Lessee shall indemnify, defend and hold harmless Lessor, its affiliated companies and assigns and lessees, as well as their officers, directors, employees and agents, from and against, any and all claims, demands, suits, proceedings, judgments, losses, liabilities, damages, obligations, civil penalties, costs and expenses of every kind (including, without

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limitation, reasonable attorney’s fees) (“Damages”), regardless of when made, arising from or growing out of or in connection with any of the following (i) any operations, work or other act done by Lessee in, on or about the Facility or any part thereof or upon the adjacent properties; (ii) any use, non-use, possession, occupation, condition, operation, maintenance or management by Lessee of the Facility or any part thereof or upon the adjacent properties; (iii) any negligence on the part of Lessee or any of its agents, contractors, servants, employees or invitees (other than Lessor or any of its officers, directors or agents); (iv) any accident, injury (including death) or damage to any person or property (including loss of use) occurring in, on or about the Facility or any part thereof during the term of this Agreement; or (v) any breach of or default in the performance by Lessee of any covenant, agreement or obligation to be performed or complied with by Lessee under this Agreement, including, without limitation, Lessee’s obligations to comply with and perform under any agreement(s) for rail trackage entered into between Lessor and CSXT or any other entity.

(b)  Lessee’s indemnity obligations under this Agreement shall survive the cancellation, termination or expiration of this Agreement.

Section 5.2—Insurance. Lessee shall maintain at its sole cost and expense, and shall require any subcontractors it may engage to perform any work at the Facility to maintain, at all times during the term of this Agreement, the insurance coverages set forth below with full policy limits applying, but not less than as stated:

(a)  Comprehensive general public liability, pollution coverage and property damage insurance with each underlying limit being not less than One Million Dollars ($1,000,000.00) in respect of bodily injury to or death of one person, Two Million Dollars ($2,000,000.00) in respect of bodily injury to or death of more than one person in any one occurrence, and in an amount of not less than Two Million Dollars ($2,000,000.00) in respect of damage to, pollution or destruction of property.

(b)  Employer’ s liability insurance protecting against employee claims for bodily injury, actions outside the scope of the Workers’ Compensation immunity and all other employee claims against employers with each underlying limit being not less than One Million Dollars ($1,000,000.00) per person and Two Million Dollars ($2,000,000.00) for each occurrence.

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(c)  Fire, property damage, extended and all risks coverage for all buildings and structures comprising the Facility for the replacement value of such buildings and structures, as well as for all coal located at or adjacent to the Facility in an amount not less than Five Million Dollars ($5,000,000.00).

(d)  Automobile bodily injury liability insurance in the same bodily injury liability limits as set forth in (a) above, and automobile property damage liability insurance in an amount of not less than One Million Dollars ($1,000,000.00).

(e)  Lessee shall obtain excess/umbrella insurance in the amount of Five Million Dollars ($5,000,000), if requested by Lessor.

(f)  Workers’ Compensation insurance, occupational diseases insurance, including federal and state Black Lung coverage, unemployment compensation and all other insurance coverage for occupational injury, disease or hazards as required by the laws and regulations applicable to and covering employees of Lessee engaged in the performance of work under this Agreement.

Lessee’s obligations to obtain and maintain the insurance coverage stated in this Section 5.2 shall not be construed in any way to limit Lessee’s obligations under this Agreement, including Lessee’s obligation to indemnify Lessor as provided elsewhere under this Agreement, but shall serve as additional security therefor. In the event the Facility is damaged by fire, unless Lessor agrees to accept the full insurance proceeds in lieu of rebuilding, Lessee shall use all such insurance proceeds to rebuild the Facility as promptly as possible in accordance with the original design criteria as modified by the actual construction of the Facility, and Lessee shall submit to Lessor for approval the plans for such reconstruction, including the name of the proposed contractor who shall complete such reconstruction. If the Facility cannot be reconstructed in six (6) months following the damage, then, without limiting Lessor’s rights as set forth above concerning its acceptance of insurance proceeds in lieu of rebuilding, Lessor may accept the full insurance proceeds and terminate this Agreement.

Section 5.3—Form of Insurance. All of the insurance coverages required under Section 5.2 above shall be obtained from a reputable insurer who is licensed to do business in the Commonwealth of Kentucky. All policies or certificates of insurance obtained by Lessee under this Agreement (other than the policies required by Section 5.2 (f)) shall name Lessor as an additional insured, shall contain a provision for notice to

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Lessor of any overdue or unpaid insurance premium, shall include an assumption of contractual obligations clause specifically referencing this Agreement and shall provide for thirty (30) day advance written notice to Lessor of any proposed cancellation or substantial change in coverage. In addition, every insurance policy required under Section 5.2 (other than pursuant to clause (f) thereof) above shall contain a waiver of subrogation by the insurer against Lessor, its owners, affiliates and subsidiaries. Each policy of insurance required hereunder shall be written as an “occurrence” contract unless the policy is available only on a “claims made” basis, in which case Lessee shall continue such insurance policy after termination of this Agreement for a period of three (3) years.

Section 5.4—Proof of Insurance Coverage. Lessee shall furnish to Lessor copies of all certificates evidencing the insurance coverages required by Section 5.2 above, including, but not limited to, copies of any bonds which may be required for such coverage, prior to commencing any operations at the Facility under this Agreement, and thereafter upon request by Lessor.

Section 5.5—Payment of Premiums. Lessor has the right (but not the obligation), in its sole discretion, to pay any overdue premium for the insurance coverages required to be obtained by Lessee under Section 5.2 above, or to take out and maintain such insurance coverages and collect the cost of any such coverage from Lessee by sending Lessee an invoice therefor. Lessee specifically agrees and acknowledges that its inability, failure, neglect or refusal to carry, maintain and keep current at all times during the term of this Agreement any insurance coverage required in Section 5.2 above, or its inability, failure, neglect or refusal to be and remain at all times during the term of this Agreement a subscriber of self-insurer in good standing with Kentucky’s Workers’ Compensation Fund, federal and state Black Lung funds or any other occupational disease and disability insurance fund, shall constitute a material breach of this Agreement which gives Lessor the right, in its discretion, to terminate this Agreement pursuant to Section 7.1 below.

ARTICLE VI—REPRESENTATIONS AND WARRANTIES

By Lessee:

Section 6.1—Financial Condition of Lessee. Lessee represents and warrants to Lessor that it has and will continue to have throughout the term of this Agreement sufficient working capital equipment and skilled personnel to permit it to operate the Facility and perform its obligations under this Agreement,

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including, but not limited to, the capacity to prepare, handle, blend and/or load and ship at least [    *    ] tons of coal per month.

Section 6.2—Legal Capacity. Lessee represents and warrants to Lessor that Lessee is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky and has all requisite power and authority to carry on its business as now being conducted and to execute and deliver this Agreement and to consummate the transactions contemplated herein.

Section 6.3—Legal Proceedings. Lessee represents and warrants to Lessor that neither Lessee, nor any of its assets, are subject to any judgment, order, writ, decree, citation or injunction, and Lessee is not a party to any judicial, administrative, investigation or arbitration proceeding, now pending, or to the best of its knowledge, threatened, which could have a material adverse impact on the ability of Lessee to perform its obligations under this Agreement.

Section 6.4—No Hazardous Waste. Lessee represents and warrants to Lessor that it will not store, dispose of or otherwise handle any hazardous or otherwise illegal waste or substance at the Facility, except in full compliance with applicable law.

By Lessor:

Section 6.5—Good Title; Disclaimer of Other Warranties . It is specifically understood and agreed that Lessor makes no warranties or covenants, express or implied, with respect to Lessor’s title to the Facility, other than Lessor’s warranty to Lessee of Lessor’s right to lease the Facility to Lessee pursuant to this Agreement.

Section 6.6—Legal Capacity. Lessor represents and warrants to Lessee that Lessor is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now being conducted and to execute and deliver this Agreement and to consummate the transactions contemplated herein.

ARTICLE VII—DEFAULT AMD TERMINATION

Section 7.1—Default. If at any time:

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(a)  Lessee shall fail to pay as and when due any of the Monthly Minimum Rentals, Shipment Royalties or other sums of money required to be paid by Lessee to Lessor under the terms of this Agreement and any such failure continues for a period of ten (10) calendar days after written notice of such failure shall have been given by Lessor to Lessee,

(b)  Lessee shall fail to perform, shall be guilty of a breach of, or shall be in default of the performance of, anyone or more of the other material terms, conditions, covenants, stipulations and agreements of this Agreement relating to matters other than the payment of money, including, without limitation, any of the following failures, breaches, violations or defaults: (1) failure to pay or perform all obligations and liabilities of Lessee pursuant to the Service Agreement; (2) failure to maintain repair and operate the Facility as set forth in Section 2.1 above; (3) failure to obtain the written approval of Lessor prior to commencement of maintenance or repair outside the ordinary course of business or the construction of additional structures at the Facility in accordance with Section 2.1 above; (4) failure to pay for the expenses of operation of the Facility in accordance with Section 2.2 above; (5) failure to conduct operations at the Facility in a careful, skillful and workmanlike manner according to approved and modern methods and practices as set forth in Section 2.3 above; (6) failure to prepare, handle, blend, load and/or ship coal designated by Lessor as set forth in Section 2.4 above; (7) failure to promptly and lawfully dispose of refuse when refuse is produced or generated at the Facility as set forth in Section 2.5 above; (8) failure to pay for electric power, telephone service and other utilities used at the Facility in accordance with Section 2.6 above; (9) failure to allow Lessor access to the Facility for inspections as set forth in Section 2.7 above; (10) failure to obtain the transfer of the Permits into Lessee’s name or the failure to obtain all permits, bonds and licenses required for the operation of the Facility as set forth in Section 2.8 above; (11) failure to conduct operations and activities at the Facility in accordance with all laws, rules and regulations, including, without limitation, environmental obligations as set forth in Section 2.9 above; (12) failure to send any records, reports and weights required to be sent with payments to Lessor or to properly maintain such , books, records, etc. as set forth in Sections 3.2 and 3.3 above; (13) failure to represent Lessee’s relationship to Lessor as being anything other than owner and independent contractor as required by Section 4.1 above; (14) failure to exercise complete and exclusive control over Lessee’s employment activities and to comply with all laws,

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rules, regulations and orders governing Lessee’s employment activities; (15) failure to indemnify, defend and hold Lessor harmless from and against all Damages as required by Section 5.1 above; (16) failure to obtain and maintain insurance coverages, provide certificates thereof to Lessor, pay the premiums thereon or comply with the form of coverage provisions as set forth in Sections 5.2, 5.3, 5.4 and 5.5 above; (17) failure to maintain sufficient working capital, equipment and skilled personnel to operate the Facility and perform its obligations hereunder as set forth in Section 6.1 above; (18) failure to maintain its status as a corporation in good standing as set forth in Section 6.2 above; (19) allowing the storage, disposal or handling of any hazardous or illegal waste or substance at the Facility as set forth in Section 6.4 above; (20) any assignment, mortgage, sublease, transfer or pledge of all or any part of this Agreement or all or any part of its interests herein as prohibited by Section 8.2 below; (2.1) failure to pay all taxes, fees and licenses as set forth in Sections 9.1 and 9.2 below, and any of the aforesaid failures, breaches, violations or defaults shall continue for a period of thirty (30) calendar days after written notice of the same shall have been given by Lessor to Lessee, without being wholly cured, or

(c)  that certain Lease and Sublease Agreement dated as of the date hereof between Penn Virginia Operating Co., LLC and Greymont Mining Corp. is terminated pursuant to the terms thereof,

then in the case of any uncured events described in either of subparagraphs (a) or (b), or in the event of the termination described in subparagraph (c), Lessor may, at its option, terminate this Agreement, whereupon all of Lessee’s rights hereunder and the leasehold estate hereby created shall immediately be forfeited and terminated, and Lessor may avail itself of all remedies set forth in this Agreement, and Lessor shall have the right at any time thereafter, without further notice, demand or proceeding, to re-enter upon and take possession of the Facility, and every part thereof, and be reinstated in its possession to hold as if this Agreement had not been made and exclude Lessee therefrom except for the purpose of performing any work required to be performed by Lessee by any governmental authority. In such event, no further obligations shall accrue against Lessee hereunder, but Lessee shall remain liable to Lessor for all obligations which accrued prior to the effective date of such forfeiture and termination.

Section 7.2—Waiver of Performance or Default. A failure of either party to insist in any one or more instances upon strict

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performance of any covenants, terms or conditions imposed upon or assumed by either party under this Agreement, or the failure of either party to exercise any particular option or right granted by this Agreement, shall not be construed as a waiver or relinquishment for the future performance of any such covenant, term or condition, or as to the exercise of any such option or right. Moreover, a waiver by either party of a default or breach hereunder shall not be deemed to be a waiver of any subsequent default or breach, and any delay in asserting a right shall not be deemed a waiver of such right. The preceding sentence shall not be construed as a waiver of any applicable statute of limitations.

Section 7.3—Remedies. The rights and remedies of Lessor and Lessee as set forth in this Agreement shall not be exclusive, but shall be taken and construed as cumulative and in addition to any and all other rights and remedies accorded to Lessor at law or equity.

Section 7.4—Condition of the Facility. Upon the termination, cancellation or expiration of this Agreement, for any reason Lessee shall leave the Facility in a normal working condition and in material compliance with all applicable federal, state and local laws, regulations and ordinances, as well as the Service Agreement or any agreement(s) between Lessor and CSXT or others for rail trackage, so that either the ongoing operations at the Facility are not interrupted or the ability to operate the Facility or return it to operation is not impeded.

ARTICLE VIII—PROHIBITION AGAINST ASSIGNMENT, SUBCONTRACTING AND TRANSFER OF OWNERSHIP

Section 8.1—Rights Personal to Lessee. This Agreement is personal to Lessee and requires the exercise of Lessee’s own services, skills and judgment. The parties acknowledge that the substitution of services, skills or judgment of any entity other than Lessee is not acceptable performance by Lessee hereunder. Lessee specifically agrees to perform all of its duties and obligations under this Agreement alone without reliance upon any other person or entity.

Section 8.2—Prohibition Against Assignment, Subletting and Subcontracting. Lessee shall not (a) assign, sublease, subcontract, mortgage, encumber or otherwise transfer all or any part of this Agreement, or its interests hereunder, (b) sublet any portion of the Facility or (c) delegate, subcontract or otherwise transfer any or all of its obligations under this

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Agreement, in each case without obtaining the prior written consent of Lessor, which Lessor may grant or withhold in its sole discretion. For purposes of this Agreement, any change in ownership of Lessee shall be considered an assignment by Lessee. Lessor may, at any time, assign, mortgage, encumber, delegate, subcontract or otherwise transfer all or any part of the Facility, this Agreement or its rights or obligations hereunder. Lessee further covenants and agrees that this Agreement and all or any part of the Facility shall not be subject to an “equitable servitude” or any other incorporated property interest for the benefit of a third party. Lessee further covenants and agrees that it shall not create an equitable servitude upon the Facility by virtue of any collective bargaining agreement, agreement of understanding, contract, subcontract, license, sublease, assignment, employment practice, successorship clause or any other contract with a third party which has no interest in the Facility, but which would attempt to burden the Facility. Lessor shall have the right, the provisions of Article VII to the contrary notwithstanding, at its option, to terminate this Agreement immediately and forfeit the leasehold estate without any further action by Lessor upon any attempt whatsoever to create an equitable servitude against the Facility.

ARTICLE IX—CONTRIBUTIONS, TAXES, FEES AND LICENSES

Section 9.1—Taxes. Lessee shall pay all sales, use, excise, ad valorem, property or similar taxes now or hereafter levied on the Facility and any supplies, equipment and materials (including fuels) utilized or furnished as a result of this Agreement. It is not intended that Lessee shall pay, or be required to pay, any so-called income, profits, excise, occupational or privilege taxes levied or assessed upon the income of Lessor.

Section 9.2—Fees and Licenses. Lessee shall pay all fees and expenses for any permits, licenses, bonds and other agreements required for the performance of work under this Agreement. Lessor shall not be responsible for any fines, assessments or penalties imposed against Lessee as a result of Lessee’s failure to comply with any laws, rules, regulations or other orders relating to any of the permits, licenses, bonds or other agreements for the Facility, including, without limitation, the Permits.

ARTICLE X—DISPUTE SETTLEMENT AND ARBITRATION

If at any time during the continuance of this Agreement, or any renewal thereof, any dispute shall arise between Lessor and

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Lessee under this Agreement or under any of the terms and provisions hereof which cannot be agreed upon by the parties hereto, then such dispute shall be referred to a board of arbitrators (the “Board”). The Board shall be composed of one representative of Lessor and one representative of Lessee, to be selected by Lessor and Lessee, respectively, and a third arbitrator who shall be chosen by the two arbitrators herein provided for. Each arbitrator shall have at least ten (10) years experience in the coal-mining and/or coal land management business. In the event that the two arbitrators are unable to agree within ten (10) days upon a third arbitrator, then the American Arbitration Association shall designate a disinterested person to act as such arbitrator; and, in the event that the Receiving Party (as defined below) should, for a period of ten (10) days after receipt of an Arbitration Notice (as defined below), fail to select and make known, in writing to the Notifying Party (as defined below) the arbitrator selected by the Receiving Party, the Board shall be comprised of the one sole arbitrator chosen by the Notifying Party. Either party (the “Notifying Party”) may at any time serve upon the other (the “Receiving Party”) a notice (an “Arbitration Notice”) setting forth the point or points upon which the decision of said Board is desired. Within ten (10) days after the date of such Arbitration Notice, the Receiving Party shall deliver a counter-notice to the Notifying Party which shall identify the arbitrator chosen by the Receiving Party and which may specify any additional points or differences arbitrable hereunder upon which the Receiving Party may desire a decision. The Board shall give ten (10) days written notice of the time and place of hearing to the respective parties, and shall determine questions submitted to it for arbitration and make its decision and award in writing. The decision and award of a majority of the arbitrators (or the sole arbitrator as the case may be) shall be final, conclusive and obligatory upon the said parties to this Agreement and their successors and assigns, and without appeal, and each party hereto agrees to abide by and comply with every such decision and award. Judgment on the award of the Board may be entered and enforced by a court of competent jurisdiction. The costs of each party in connection with any such arbitration shall in the first instance be paid by such party but if such party substantially prevails therein it shall be reimbursed therefor by the other party, and the question of costs shall in each case be determined by the Board when it renders its decision on the question or questions submitted to it. Notwithstanding foregoing, the costs of arbitration in respect of the imposition or adjustment of Monthly Minimum Rentals or Shipping Royalties shall be shared equally by the parties hereto. Should the award of the Board declare that

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any violation hereof or default hereunder exists, it shall also provide the time within which the party committing such default shall pay the award and cure the breach which it decrees. Notwithstanding the requirement to arbitrate any dispute, any party may apply to a court for interim measures such as injunctions, attachments and conservation orders, which measures may be immediately enforced by court order. Any decision with respect to such interim measures shall promptly be referred to the Board for review and final decision.

ARTICLE XI—MISCELLANEOUS

Section 11.1—Force Majeure. In the event that any unforeseeable cause beyond the control of and not resulting from the fault or negligence of the party affected thereby, such as Acts of God, acts of the public enemy, insurrections, riots, labor disputes, strikes, lockouts, fires, explosions, floods or unusual climatic conditions, interruptions of transportation, embargoes, orders of acts of any duly authorized civil, governmental or military authority or any other cause of a like or similar nature (herein referred to as “force majeure”) wholly or partly prevents a party from performing its obligations and responsibilities hereunder (other than obligations of either party to pay or expend money for or in connection with the performance of this Agreement), then if the party affected by such force majeure gives to the other party written notice of the extent and probable duration of such force majeure, the obligations and responsibilities of the party giving such notice shall be suspended to the extent made necessary by such force majeure and during its continuation, provided that the cause of such force majeure is eliminated insofar as possible with all reasonable dispatch. In the event any force majeure extends for beyond three (3) months in any calendar year, then either party may terminate this Agreement by providing written notice of such termination to the other party and referencing this Section 11.1.

Section 11.2—Eminent Domain. If any part of the Facility shall be condemned, taken by eminent domain proceedings or sold under threat of such proceedings to any federal, state or local governmental or quasi-governmental body having the power of eminent domain (“Condemning Authority”), then as to such portion of the Facility, for the purpose of computing Lessor’s right to any awards, judgments, payments or sales prices arising out of any such proceedings, Lessor shall, at a minimum, be entitled to all proceeds or payments which are attributable to the ownership of any and all rights to the Facility. Lessee shall not be entitled to any part of any such awards, judgments, payments,

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sales prices and proceeds, and Lessee hereby assigns to Lessor any and all interest it may have in such awards, judgments, payments, sales price and proceeds to the extent attributable to ownership of the Facility. In addition, Lessor shall be entitled to any other damages which it may sustain as a result of such proceedings. Lessee may seek to recover from any such Condemning Authority, independent of Lessor and not out of or from any such awards, judgments, payments, sales prices and proceeds of Lessor, any damages, if any, which it may have sustained as a result of such condemnation. This Agreement shall continue in full force and effect as to the remaining portion of the Facility in the event of only a partial condemnation.

Section 11.3—Notices. All notices or other communications or payments required hereunder shall be mailed by certified mail with return receipt requested, overnight, by U.S. mail or sent by reputable overnight courier service to the parties at the addresses set forth below:

To Lessee:	Elk Ridge, Inc. P.O. Box 1349, 106 Fourth St. Pikeville, Kentucky 41502

To Lessor:	Loadout LLC Suite 200, 2550 East Stone Drive Kingsport, Tennessee 37660

Section 11.4—Integration. This Agreement contains the entire understanding and agreement of the parties with regard to the transactions contemplated hereunder, and this Agreement supersedes all prior agreements, arrangements and understandings between the I parties relating to the subject matter of this Agreement.

Section 11.5—Modification. This Agreement shall not be modified, changed or altered in whole or in part, except by written agreement signed by all parties hereto or their respective successors in interests.

Section 11.6—Choice of Law. This Agreement, and any breach hereof, shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

Section 11.7—Headings. The headings appearing in this Agreement are for convenience of reference only and shall not be considered or construed as affecting in any way the meaning of the provisions of this Agreement.

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Section 11.8—Counterparts. This Agreement may, for convenience, be executed in several counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one Agreement.

Section 11.9—Severability of Provisions. If any provision of this Agreement or the application thereof to any person or circumstances shall to any extent be held in any proceeding to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those in which it was held to be invalid or unenforceable, shall not be affected thereby, and shall be valid and be enforced to the fullest extent permitted by law, but only if and to the extent such enforcement would not materially and adversely frustrate the parties’ essential objectives as expressed herein.

Section 11.10—Inference. No inference shall be drawn in favor of or against any party based on its participation in the drafting of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

LOADOUT LLC, a Delaware limited liability company

By:	/s/ Stephen F. Looney
Name:	Stephen F. Looney
Title:	Vice President - Virginia Operations

ELK RIDGE, INC., a Kentucky corporation

By:	/s/ Michael E. Lyons
Name:	Michael E. Lyons
Title:	President

STATE OF TENNESSEE

COUNTY OF SULLIVAN

The foregoing instrument was acknowledged before me on this the 7th day of July, 2005, by Stephen F. Looney, Vice President-Virginia Operations, of Loadout LLC , a Delaware limited liability company, on behalf of the company.

My commission expires:	3-27-06

/s/ Pamela P. Fields
NOTARY PUBLIC

[SEAL]

STATE OF TENNESSEE

COUNTY OF SULLIVAN

The foregoing instrument was acknowledged before me on this the 7th day of July 2005, by Michael E. Lyons, President, of Elk Ridge, Inc., a Kentucky corporation, on behalf of the corporation.

My commission expires:	3-27-06

/s/ Pamela P. Fields
NOTARY PUBLIC

[SEAL]

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EXHIBIT A

DESCRIPTION OF FACILITY

See attached

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EXHIBIT B

MAP SHOWING LOCATION OF FACILITY AND ASSOCIATED AREAS

See attached

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EXHIBIT C

COMPONENTS THAT LESSOR WILL WARRANTY FOR ONE (1) YEAR FROM

DATE OF EXECUTION OF THE AGREEMENT

See attached

See Section 2.1 of the Agreement for exception for Lessee’s negligence. Also excepted from this warranty is replacement and repair of normal wear type items.

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EXHIBIT D

PERMITS TO BE TRANSFERRED TO LESSEE

See attached

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ELK RIDGE LEASE—EXHIBIT A

DESCRIPTION OF THE LEASED FACILITIES

The proposed facility consists of a truck scale and dump; a screen and crusher system; raw coal storage and feed system; a coal preparation plant; a clean coal storage and feed system; a stoker system with loadout; a batch weigh reclaim and loadout system, and 47000’ of railroad track.

The truck scales as proposed will be a Shamrock 70’ set of scales with computer controls for scaling trucks in and out of the facility. It will have a card reader system to record light and loaded weights of the trucks. The system will keep track of incoming coals by source, by company, by seam, by any other parameter that we desire. The truck dump as proposed is a 75 -100 ton dump bin with a 500 tph feeder underneath it that is wide enough (20’) to accommodate on and off road haulage trucks in the 30 to 40 ton range. The dump will be made of steel and set on a concrete foundation and attaché to a concrete retaining wall. The electrical controls, lighting, and transformers will be attached and hung above with remote starters.

The screen and crusher system will be mounted on a pad next to the truck dump and will have the capability to crush the oversize product from the screen down to washable sizes. The feeder from the truck dump will convey by 36” belt into the screen where the oversize will be screened off into the crusher. A magnet will be mounted on the beltline in front of the screen to remove tramp metal from the screening and crushing process. All electrical controls, lighting, and starters will be hard wired in with the truck dump system.

The raw coal storage system will consist of a single 15000 ton stockpile. Coal will be fed into the stockpile by means of a 36”/500 tph beltline from the screen and crusher location to the top a 65’ concrete stacking tube. A 10’ diameter tunnel will be constructed underneath the pile with a minimum of two 450 tph feeders to reclaim coal to the prep plant via another 35”/450 tph beltline. All electrical controls, lighting, feeder marker lights, and starters coming to the stockpile will be hard wired in with the truck dump system. All electrical controls, lighting, reclaim feeders, reclaim belts, and starters going to the prep plant will be hard wired in with the prep plant system.

The prep plant consists of three circuits, heavy media vessel, heavy media cyclone, and classifying cyclones with spirals. All complementary equipment for each circuit such as screens, sieve bends, magnetic rollers, sumps, pumps, belts, thickeners, dryers, crushers, motor controls, plc circuitry, lighting, and nuclear density gauges will be included to create a processing system rated at 450 tons per hour. The prep plant will produce a 2 x 0 clean product and a stoker product. Each will be sent to their respective stockpiles by 36” beltlines.

The clean coal storage system will consist of a two 18000 ton stockpiles for the 2 x 0 product. Coal will be fed into the stockpile by means of a 36”/450 tph beltline from the prep plant location to the top a 70’ concrete stacking tube. A flop gate and head house arrangement will be used to send coal across a second 36” conveyor to a second stacking tube. A 10’ high by 12’ wide tunnel will be constructed underneath the piles with a minimum of two 2500 tph

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feeders per pile to reclaim coal to the loadout via a 60”/3500 tph beltline. All electrical controls, lighting, storage belts, and starters going to the stockpiles will be hard wired in with the prep plant system.

The stoker coal storage system will consist of a 30” beltline going to a single 8000 ton stockpile with no stacking tube. It will be ground storage overtop an existing feeder and tunnel system that will be rehabilitated to handle the stocker product. The stoker loadout is just a chute over the tracks that will be capable of filling common cars. All electrical controls, lighting, storage belts, and starters going to the stockpile will be hard wired in with the prep plant system.

The batch weigh loadout system will consist of a new Kanawha Scales System double batch type loadout capable of loading 3500 tons per hour. The system will be plc controlled and be able to load each car within 50 pounds of its design load. The system uses a 60” reclaim belt to feed a 160 ton surge hopper that measures coal into a 60 ton weigh bin. The weigh bin discharges coal into the rail car. All electrical controls, lighting, reclaim feeders, reclaim belts, and starters going to the loadout will be hard wired in with the loadout system.

The loading and access railroad tracks are stated to be 47000’ in the CSX lease and service agreement. The exact amount of track will be whatever Loadout LLC obtains from CSX.

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ELK RIDGE LEASE—EXHIBIT C

EQUIPMENT LIST FOR HUFF BRANCH LOADOUT AND PLANT

Since this list will be made in advance, note that used equipment will be warranted by Loadout LLC for 1 year, however new and rebuilt purchased equipment will be warranted by the manufacturer or rebuilder.

1.	Truck dump 100 ton, with feeder, screen, and crusher

2.	Raw coal beltline to stacking tube, magnet, head house, flop gate

3.	Raw coal stockpile , stacking tube, tunnel with two hoppers and 500 tph feeders

4.	Plant reclaim beltline into plant with belt scale

5.	450 tph preparation plant (two designs see flowsheets)

6.	Stoker belt to stockpile

7.	Clean coal beltline to head house on clean coal stockpile stacking tube

8.	Refuse belt link and bypass

9.	Thickener 70’ diameter

10.	Various pumps and water/slurry system

11.	Clean coal stacking tubes (2) with tunnel and four feeders 3500 tph

12.	Reclaim belt 60” to loadout with sampler and analyzer 3500 tph

13.	KSS double batch loadout

14.	Stocker Loadout

15.	Freeze proof system

16.	Half mile of 12470 line and transformers for truck dump, plant, loadout

17.	3.5 miles of rail siding below loadout and 2 miles of siding at loadout

18.	Rescreen belt and building

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ELK RIDGE LEASE—EXHIBIT D

Listing of the Kentucky surface reclamation permits to be transferred:

REF #	KY DSMRE #	Bonded Acres	Bond Amount

4.	860-8011-Big Branch Impoundment

	Increment No. 3	74.55 ac.	$198,300.00
	Increment No. 4	17.3 ac.	$51,900.00

			$250,200.00
5.	860-0360-Plant Site and Contour
	Increment No. 1	15.0 ac.	$18,000.00
	Increment No. 2	47.6 ac.	115,300.00
	Increment No. 3	46.2 ac.	106,300.00
	Increment No. 4	8.70 ac.	8,000.00
	Increment No. 5	21.5 ac.	9,200.00
	Increment No. 6	13.2 ac.	19,600.00
	Increment No. 7	7.00 ac.	18,700.00
	Increment No. 8	30.2 ac.	133,300.00
	Increment No. 9	10.3 ac.	26,000.00
	Increment No. 10	13.1 ac.	$5,300.00

			$459,700.00

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FIRST AMENDMENT TO COAL FACILITY LEASE AND OPERATING

AGREEMENT

(Facility Lease)

This First Amendment to Coal Facility Lease and Operating Agreement (this “First Amendment”) made and entered into this 11th day of November, 2005, by and between LOADOUT LLC, a Delaware limited liability company (“Lessor”), and ELK RIDGE, INC., a Kentucky corporation (“Lessee”).

RECITALS

A. Lessor and Lessee have entered into that certain Coal Facility Lease and Operating Agreement dated July 7, 2005 (the “Original Agreement”).

B. Lessor and Lessee have agreed to amend certain provisions of the Original Agreement as set forth herein.

WITNESSETH:

NOW, THEREFORE, for and in consideration of the foregoing recitals and the mutual agreements contained in this Amendment, the parties agree as follows:

1. Term. Section 1.3 is amended by deleting the first sentence and inserting the following in its place:

“This Agreement will take effect as of July 7, 2005, and shall continue for an initial period of eleven (11) years (the “Initial Term”). If Lessee is in compliance with all terms and conditions of this Agreement and Lessee, together with any of its owners or other affiliated entities, is in compliance with all terms and conditions of any additional lease or other agreement in effect with Lessor at the time of the expiration of the Initial Term, then Lessee may renew this Agreement, subject to the same terms and conditions herein stated, for an additional five (5) year term by giving Lessor written notice of Lessee’s intention to renew this Agreement at least three (3) months prior to expiration of the Initial Term.

The “Remainder Term” shall commence at the end of the Initial Term, or any extended term, as applicable, and shall continue until

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Lessee shall have fully complied with all of its reclamation, environmental, and other obligations hereunder. During the Remainder Term, Lessee shall continue to comply with the terms hereof, although Lessee shall have no rights to handle, prepare, store, blend, load or ship coal on the Leased Premises. Lessee shall pay to Lessor as rental during the Remainder Term the sum of [        *        ] per year, payable on the first day of each year, until all permits are released and this Agreement is terminated.”

2. Minimum Rental and Shipment Royalty. Section 3.1 is by deleting subsection a. in its entirety and inserting the following in its place:

“a. During the term of this Agreement, on or before the 25th day of each month, on account of the previous month, Lessee shall pay to Lessor by wire transfer of immediately available federal funds to such account as Lessor may designate, or to such other account or by such other method as Lessor may from time to time designate, the greater of (i) a shipment royalty (a “Shipment Royalty”) equal to (x) [            *            ] per ton on each and every ton of coal owned by [            *            ] shipped through the Facility in accordance with the Throughput Agreement dated as of the date hereof between [            *            ] and Lessee during the previous month [            *            ] plus (y) [            *            ] per ton on each and every ton of Affiliate Coal and Adverse Coal (other than [            *            ] shipped through the Facility during the previous month until Lessee has shipped [            *            ] tons through the Facility during the Operating Year of which the previous month was a part (the “Relevant Year”) plus (z) [            *            ] per ton on each and every ton of Affiliate Coal and Adverse Coal (other than [            *            ] shipped through the Facility during the previous month after Lessee has shipped [            *            ] tons through the Facility during the Relevant Year or (ii) a monthly minimum rental equal to [            *            ] (the “Monthly Minimum Rental”). The Monthly Minimum Rental shall be first due and payable on the 25th day of the fourth month, following the commencement of the first Operating Year. An “Operating “Year” shall be a period of twelve (12) months, and the first Operating Year shall commence on the operational date of the Facility.”

3. Indemnification. Section 5.1(a) is amended by inserting the following sentence at the end of the subsection:

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“Notwithstanding anything herein to the contrary, Lessee shall have no indemnity obligation for any Damages caused by any act or omission of Lessor or its affiliated companies and assigns and lessees.”

4. No Consequential Damages. Section 5.1 is amended by inserting a new-subsection at the end of the Section that reads as follows:

“Notwithstanding anything herein to the contrary, neither party shall be liable under this Agreement for indirect, consequential or punitive damages arising out of the breach or non-performance of this Agreement (except to the extent that such damages are required to be paid to a third party and are the subject of an indemnification claim under this Agreement).”

5. Legal Capacity. Section 6.2 is amended by inserting “or limited liability company” after “corporation” and by deleting “Commonwealth of Kentucky” and inserting “state of organization” in its place.

6. Default. Section 7.1(b)(18) is amended by inserting “or limited liability-company” after “corporation”.

7. Assignment. Section 8.2 is amended inserting the following at the end of the paragraph:

“Notwithstanding anything herein to the contrary, (i) Lessee may assign or transfer all or any part of this Agreement, sublease all or any part of the Facility, or delegate, subcontract or transfer all or any of its obligations under this Agreement to any direct or indirect wholly-owned subsidiary of International Coal Group, Inc., ICG, Inc. or ICG, LLC (an “ICG Affiliate”), without consent of Lessor; and (ii) no transfer of ownership of Lessee to an ICG Affiliate, no transfer of ownership in a publicly traded entity that directly or indirectly controls Lessee, and no issuance of publicly traded stock by Lessee or any entity that directly or indirectly controls Lessee shall be considered an assignment hereunder. Notwithstanding any assignment, sublease, mortgage, encumbrance, transfer, delegation, subcontract or other substitution of the parties to this Agreement by operation of law or proceedings in equity or bankruptcy, Lessee shall remain liable for the performance of each and every one of

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Lessee’s obligations hereunder, including without limitation, the payment of Monthly Minimum Rentals and Shipment Royalties.”

8. Lessee Financings. Section 8.2 is further amended by adding a paragraph at the end of the Section that reads as follows:

“Upon the request of Lessee, Lessor shall reasonably cooperate with Lessee and any financing provider to Lessee to enter into consent agreement acceptable to Lessor allowing Lessee to grant a leasehold mortgage on the Leased Premises to such financing provider.”

9. Force Majeure. Section 11.1 is amended, by deleting the last sentence and inserting the following in its place:

“In the event any force majeure extends beyond six (6) months in any calendar year, then either party may terminate this Agreement by providing written notice of such termination to the other party and referencing this Section 11.1.”

10. Notices. Section 11.3 is amended by inserting the following sentence at the end of the Section:

“Either party may change its address from time to time by giving notice to the other party in the manner set forth in this Section.”

11. Capacity and Thickener. Exhibits A and C are amended by deleting “450 tph” every place it appears and inserting “650 tph rate capacity” in its place. Exhibit C is amended by deleting “9. Thickener 70’ diameter” and inserting “9. Thickener 75’ diameter in its place.

12. Effect of Amendment. Except as specifically amended hereby, the terms of the Original Agreement shall remain in full force and effect, and, from and after the date hereof, all references to the “Agreement” shall mean the Original Agreement as amended, hereby.

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IN WITNESS WHEREOF, Lessor and Lessee have executed this First Amendment as of the day and year first above written.

LESSOR: LOADOUT LLC

By:	/s/ Stephen F. Looney
Name:	Stephen F. Looney
Title:	Vice President Virginia Operations

LESSEE: ELK RIDGE, INC.

By:	/s/ Michael E. Lyons
Name:	Michael E. Lyons
Title:	President

COMMONWEALTH OF KENTUCKY

COUNTY OF PIKE

The foregoing instrument was acknowledged before me this 11th day of November, 2005, by Stephen F. Looney, Vice President-Virginia Operations, of Loadout LLC, a Delaware limited liability company, on behalf of the company.

My Commission expires:	10/19/2007
/s/ Andrew Daune Thacher
NOTARY PUBLIC

[SEAL]

COMMONWEALTH OF KENTUCKY

COUNTY OF PIKE

The foregoing instrument was acknowledged before me this the 11th day of November, 2005, by Michael E. Lyons, President, of Elk Ridge, Inc., a Kentucky corporation, on behalf of the corporation.

My Commission expires:	10/19/2007
/s/ Andrew Daune Thacher
NOTARY PUBLIC

[SEAL]

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ASSIGNMENT AND ASSUMPTION AGREEMENT

(Facility Lease)

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into effective as of November 11, 2005, by and between ELK RIDGE, INC., a Kentucky corporation (“Elk Ridge”), and ICG KNOTT COUNTY, LLC, a Delaware limited liability company (“ICG”).

R E C I T A L S:

A. ICG and Elk Ridge have entered into an Asset Purchase Agreement dated November 11, 2005 (the “Purchase Agreement”), pursuant to which Elk Ridge and Greymont Mining Corp. (“Greymont”) have agreed to sell to ICG, and ICG has agreed to purchase from Elk Ridge and Greymont, the Acquired Assets.

B. By the Purchase Agreement, Elk Ridge has agreed to assign to ICG all of Elk Ridge’s right, title and interest in, to and under that certain Coal Facility Lease and Operating Agreement dated July 7, 2005, between Loadout LLC, as lessor, and Elk Ridge, as lessee, as amended (the “Facility Lease”).

C. As partial consideration for the Acquired Assets, ICG has agreed to assume and perform the Facility Lease.

W I T N E S S E T H:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby promise and agree as follows:

1. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning given such terms in the Purchase Agreement.

2. Elk Ridge hereby assigns and transfers to ICG all of Elk Ridge’s right, title and interest in, to and under the Facility Lease.

3. ICG hereby (i) accepts the assignment of the Facility Lease, and (ii) agrees to pay, assume, perform and fully and timely discharge, in accordance with their terms, all of Elk Ridge’s obligations under the Facility Lease arising and accruing after the date of this Agreement. Except for Elk Ridge’s obligations under the Facility Lease, ICG assumes no other debt, liability or obligation of Elk Ridge and it is expressly understood and agreed that such non-assumed debts, obligations and liabilities shall remain the obligations of Elk Ridge.

4. The provisions of this Agreement are subject, in all respects, to the terms and conditions of the Purchase Agreement including, without limitation, the indemnification provisions thereof.

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5. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6. This Agreement and all questions arising in connection herewith shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

7. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same document.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their thereinto duly authorized officers effective as of the time, day, month and year first above written.

ELK RIDGE, INC.

By:	/s/ Michael E. Lyons
Name:	Michael E. Lyons
Title:	President

ICG KNOTT COUNTY, LLC

By:	/s/ Verlin Robinson
Name:	Verlin Robinson
Title:	President

2

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Resource

PENN VIRGINIA OPERATING CO., LLC

February 12, 2007

Mr. Charles Snavely

Vice President, Planning & Acquisitions

International Coal Group

300 Corporate Centre Drive

Scott Depot, WV 25560

RE:	Reduction on direct-ship tonnage

Dear Charles:

In response to your written request dated December 01, 2006 and follow up letter dated January 10th 2007, we have reviewed your accounting controls which will be utilized in monitoring the direct-ship tonnage you propose to process through the Raven facility and are satisfied that these controls will allow an accurate account of the tons being direct shipped. Therefore, Penn Virginia will grant the reduction in through put royalty to [        *        ] per ton on the foreign direct ship tonnage provided the total in any month does not exceed [        *        ] of the tonnage shipped from Penn Virginia Reserves.

Please signify your acceptance of the above terms and conditions by signing and returning the original of this letter to me.

Sincerely,

/s/ Stephen F. Looney
Stephen F. Looney
Vice President – Virginia Operations

International Coal Group, Inc.

By:	/s/ Charles Snavely
Its:	Vice President

2550 East Stone Drive, Suite 200 • Kingsport, TN 37660 • Phone (423) 723-0200 • Fax (423) 723-0210